Exhibit 77Q

                                    Exhibits

(e)(1) Sub-Advisory Agreement, dated July 22, 2005 between ING Investments, LLC and NWQ Investment Management Company, LLC regarding ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund - filed herein.